SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

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DUCOMMUN INCORPORATED

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2003

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California, on Wednesday, May 7, 2003, at the hour of 9:00 o’clock A.M. for the following purposes:

1.    To elect one director to serve for a two-year term ending in 2005 and three directors to serve for three-year terms ending in 2006.

2.    To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

March 17, 2003 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

James S. Heiser Secretary

Long Beach, California

March 28, 2003

DUCOMMUN INCORPORATED

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

PROXY STATEMENT

This Proxy Statement is being mailed on or about March 28, 2003 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on March 17, 2003, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 7, 2003, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and Internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominees, and in favor of each of the proposals described herein. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on March 17, 2003 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 9,873,419 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, each holder of Common Stock will be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the four candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors.

The Corporation’s 2002 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

1.    ELECTION OF DIRECTORS

Four directors (out of a total of nine) are to be elected at the forthcoming Annual Meeting: one director to serve for a two-year term expiring at the Annual Meeting of Shareholders in 2005 and three directors to serve for three-year terms expiring at the Annual Meeting in 2006 and thereafter until their successors are elected and qualified. The nominees for such positions are Robert D. Paulson (for a two-year term), and Joseph C. Berenato, Eugene P. Conese, Jr. and Ralph D. Crosby, Jr. (for three-year terms). In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as directors, but if that should occur the persons designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2003 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MESSRS. BERENATO, CONESE, CROSBY AND PAULSON.

The following information is furnished as of March 17, 2003, with respect to each of the four persons who are nominees for election to the Board of Directors, as well as for the other five directors of the Corporation whose terms of office will continue after the 2003 Annual Meeting.

Name, Principal Occupation and Other Directorships	Age	Director Since	Term Expires
Norman A. Barkeley Chairman Emeritus of the Board of the Corporation	73	1987	2004
Joseph C. Berenato Chairman of the Board, Chief Executive Officer and President of the Corporation; Director, SMALLCAP World Fund; Trustee, New Economy Fund of the Capital Research & Management Company	56	1997	2006
H. Frederick Christie Consultant; Retired President and Chief Executive Officer, The Mission Group (subsidiary of SCEcorp); Director, Valero, L.P., AECOM Technology Corp., IHOP Corp., Southwest Water Company, Capital Income Builder, Inc., SMALLCAP World Fund, AMCAP Fund, Capital World Growth and Income Fund, Inc., and American Mutual Fund, Inc.; Trustee, American Variable Insurance and New Economy Fund; and Director or Trustee of twelve fixed income funds of the Capital Research & Management Company	69	1985	2004
Eugene P. Conese, Jr. President and Chief Executive Officer, Aero Capital LLC (private investment firm); Director, World Air Lease, Inc. and Fast Channel Network, Inc.	43	2000	2006
Ralph D. Crosby, Jr. Chairman and Chief Executive Officer, EADS North America	55	2000	2006
Robert C. Ducommun Management Consultant; Director, American Metal Bearing Company	51	1985	2005
Kevin S. Moore President, The Clark Estates, Inc. (private investment firm); Director, 3D Systems Corporation and National Baseball Hall of Fame & Museum, Inc	48	1994	2004
Thomas P. Mullaney Business Advisor; Director, Lucas Arts Entertainment Company, Lucas Digital Ltd. and New Bristol Farms, Inc.	69	1987	2005
Robert D. Paulson Chief Executive Officer, Aerostar Capital, LLC (private investment firm); Director, Forgings International LP and Nationwide Health Properties, Inc.	57	2003	2005

The Board of Directors met five times in 2002. All incumbent directors (except Mr. Paulson who was elected in 2003) attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 2002. Each of the persons named above, except for Mr. Paulson, was elected by the shareholders at a prior annual meeting. Mr. Mullaney was previously a director of the Corporation in 1984 and 1985.

Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $12,500 and receive $1,000 for each Board of Directors meeting, Shareholders meeting or Committee meeting they attend. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires after the age of 65, has served as a director for at least five years and is not an employee of the Corporation when he retires (the “retirement benefits”). In 1997, accrual of additional retirement benefits under the Directors Deferred Income and Retirement Plan was terminated, but existing directors remain eligible for retirement benefits accrued to such date. Directors are also eligible to participate in the Corporation’s 1994 Stock Incentive Plan and 2001 Stock Incentive Plan. Directors who are not employees of the Corporation or a subsidiary, following each annual meeting of shareholders, in 2002 were granted stock options to purchase 3,000 shares, and in 2003 will be granted stock options to purchase 3,000 shares, of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a), except that Robert B. Hahn, president of the Corporation’s MechTronics of Arizona Corp. subsidiary during 2002, failed to report five transactions on a timely basis on five Forms 4 that were subsequently reported.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Executive, Audit, Compensation and Nominating Committees. The members of the Executive Committee are Messrs. Berenato, Christie and Mullaney. The Executive Committee, which met formally once during 2002, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation.

The members of the Audit Committee are Messrs. Christie, Conese and Ducommun. The Audit Committee, which met formally five times during 2002, reviews the scope of audits, audit procedures and the results of audits with the corporate staff and the independent accountants. The Audit Committee is governed by a charter which it has adopted, which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of Sections 303.01(B)(2) and (3) of the New York Stock Exchange’s listing standards.

The members of the Compensation Committee are Messrs. Barkeley, Crosby, Moore and Mullaney. The Compensation Committee, which met formally two times during 2002, reviews and recommends compensation for officers, grants stock options and administers stock option programs.

The members of the Nominating Committee were Messrs. Barkeley, Berenato and Conese until May 1, 2002, and thereafter were Messrs. Barkeley, Ducommun and Moore. The Nominating Committee, which did not formally meet during 2002, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation at the Annual Meeting of Shareholders or otherwise by the Board of Directors. The Nominating Committee may, in its discretion, consider nominees recommended by Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 17, 2003. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 17, 2003. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun 1155 Park Avenue New York, NY 10128	829,116	(1)	8.4%
The Clark Estates, Inc. One Rockefeller Plaza, 31st Floor New York, NY 10020	1,578,428	(2)	16.0%
Kevin S. Moore One Rockefeller Plaza, 31st Floor New York, NY 10020	1,592,678	(2)	16.1%
Barclays Global Investors, N.A. and Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	807,434	(3)	. 8.2%
FMR Corp. 82 Devonshire Street Boston, MA 02109	852,100	(4)	8.6%
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	553,100	(5)	5.6%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	868,200	(6)	8.8%

(1)	The number of shares includes (i) 75,148 shares held by a foundation of which Mr. Ducommun is an officer, (ii) 234,818 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) 2,900 shares owned by Mr. Ducommun’s wife and step-daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, (iv) 1,000 shares held in an IRA for the benefit of himself, and (v) 14,250 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 513,250 shares, shared voting power as to 234,818 shares and shared investment power as to 81,048 shares.

(2)	The information is based on a Schedule 13D filed with the SEC dated July 29, 1992, an amendment to Schedule 13D filed with the SEC dated March 14, 2002, and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,578,428 shares, including The Clark Foundation which owns 586,053 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,578,428 shares, as to which he disclaims any beneficial interest. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,578,428 shares. Mr. Moore’s shares include 14,250 shares issuable upon exercise of stock options.

(3)	The information is based on a Schedule 13G filed with the SEC dated February 10, 2003. Barclays Global Investors, N.A. has sole voting and investment power as to 763,616 shares; and Barclays Global Fund Advisors has sole voting and investment power as to 43,818 shares.

(4)	The information is based on a Schedule 13G filed with the SEC dated February 14, 2003. FMR Corp., through the Fidelity Low Priced Stock Fund, has sole investment power as to 852,100 shares.

(5)	The information is based on a Schedule 13G filed with the SEC dated February 10, 2003. Goldman Sachs Asset Management has sole voting power as to 513,076 shares, and sole investment power as to 553,100 shares.

(6)	The information is based on a Schedule 13G filed with the SEC dated February 4, 2003.

Security Ownership of Management

Name	Number of Shares(1)		Percentage of Class
Norman A. Barkeley	14,001		*
Joseph C. Berenato	173,139		1.7%
H. Frederick Christie	18,750		*
Eugene P. Conese, Jr.	14,000		*
Ralph D. Crosby, Jr.	9,000		*
Robert C. Ducommun	829,116	(2)	8.4%
Kevin S. Moore	1,592,678	(3)	16.1%
Thomas P. Mullaney	15,750		*
Robert D. Paulson	5,000		*
Paul L. Graham	11,500		*
James S. Heiser	11,569		*
Michael W. Williams	8,300		*
Samuel D. Williams	8,833		*
All Directors and Executive Officers as a Group (15 persons)	2,711,636		26.9%

*	Less than one percent.

(1)	The number of shares includes the following shares that may be purchased within 60 days after March 17, 2003 by exercise of outstanding stock options: 12,000 by Mr. Barkeley, 78,750 by Mr. Berenato, 11,500 by Mr. Graham, 4,750 by Mr. Heiser, 8,000 by Mr. Michael Williams, 5,750 by Mr. Samuel Williams, 14,250 by each of Messrs. Christie, Ducommun, Moore and Mullaney, 9,000 by each of Messrs. Conese and Crosby, and 195,750 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 9,750 held in an IRA for the benefit of himself, 9,250 held in trust for the benefit of his children, and 425 held in an IRA for the benefit of his wife.

(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”

(3)	See the information set forth in Note 2 to the table under “Security Ownership of Certain Beneficial Owners.”

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	667,815	$13.94	270,787	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	667,815	$13.94	270,787	(1)

(1)	Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table discloses compensation received by the Corporation’s chief executive officer and the other four most highly-paid executive officers of the Corporation (including group presidents) for the three fiscal years ended December 31, 2002. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

		Annual Compensation
				Other Annual Compensation ($)(1)	Long-Term Compensation Stock Option Awards(#)	All Other Compensation($)(2)
Name and Principal Position	Year	Salary($)	Bonus($)
Joseph C. Berenato	2002	$415,000	$0	$0	0	$4,000
Chairman of the Board,	2001	350,012	210,000	0	60,000	3,400
President and Chief Executive Officer	2000	350,012	0	0	15,000	3,400

Paul L. Graham	2002	195,846	30,000	83,171	0	3,799
President, Ducommun	2001	176,712	45,000	41,305	26,000	3,400
Technologies Group and Ducommun Technologies, Inc.	2000	178,365	65,000	39,522	2,000	3,400

James S. Heiser	2002	228,000	0	0	0	4,000
Vice President, Chief	2001	210,115	135,000	0	30,000	3,400
Financial Officer, General Counsel, Secretary and Treasurer	2000	191,350	0	0	4,000	3,400

Michael W. Williams	2002	154,885	0	0	0	3,235
Vice President, Corporate	2001	152,000	60,000	0	19,000	3,040
Development	2000	143,462	0	0	4,000	2,869

Samuel D. Williams	2002	150,337	0	0	0	3,129
Vice President and Controller	2001	133,173	60,000	0	18,000	2,663
	2000	132,500	0	0	2,000	2,650

(1)	This column includes for Mr. Graham, $76,066, $34,200 and $32,400, in 2002, 2001 and 2000, respectively, for housing allowances.

(2)	This column includes the Corporation’s matching contributions under its 401(k) plan.

Stock Option Grants in Last Fiscal Year

No stock options were granted to the named executive officers in the Corporation’s last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on stock option exercises in 2002 by the named executive officers and the value of such executive officers’ unexercised stock options at December 31, 2002.

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph C. Berenato	90,000	$950,389	60,000	65,000	$191,000	$197,125
Paul L. Graham	11,500	69,450	9,500	25,000	30,575	75,125
James S. Heiser	23,500	129,185	4,000	27,000	0	78,262
Michael W. Williams	5,750	16,927	6,000	16,250	12,788	48,813
Samuel D. Williams	4,000	40,616	6,750	15,250	9,938	43,682

Key Executive Severance Agreements

Messrs. Berenato, Graham, Heiser, Michael Williams and Samuel Williams each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive’s position or duties, a reduction in the executive’s base salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a nonemployee director of the Corporation.

Compensation Policies Applicable to Executive Officers

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area.

In addition, executive officer compensation reflects the importance to the Corporation of achieving growth in sales, net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards. The Corporation generally does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Annual bonuses are awarded on a discretionary basis by the Compensation Committee with consideration given to the Corporation achieving specified levels of net income and cash flow and on the individual performance of executive officers. The Corporation’s group presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 30% - 50% of base salary depending on the particular executive officer involved, with an upper range of annual bonus eligibility of three times the targeted amount.

No bonuses were awarded for 2002 to the officers of the Corporation, including the Chief Executive Officer, because the Corporation did not meet the targeted financial performance measures in 2002. A bonus was awarded to one group president (who is considered an executive officer of the Corporation for purposes of this Proxy Statement) based on the financial performance of his operating unit in 2002.

Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion of total compensation in a form tied directly to the Corporation’s stock performance. All stock options are granted at the market price of the Corporation’s common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation’s stock price. No stock options were awarded to executive officers in 2002.

Compensation of Chief Executive Officer

The determination of the Chief Executive Officer’s salary, bonus and grant of stock options in 2002 followed all of the policies, and were based on the considerations, set forth above with respect to executive officers generally. Consistent with these policies, the Chief Executive Officer’s salary was increased in 2002, which was the first increase in three years. No bonus or stock options were awarded to the Chief Executive Officer in 2002.

Compensation Committee

Thomas P. Mullaney, Chairman

Norman A. Barkeley

Ralph D. Crosby, Jr.

Kevin S. Moore

Audit Fees

For the nine-month period ended September 28, 2002 and the year ended December 31, 2002, PricewaterhouseCoopers LLP, the Corporation’s independent public accountants, billed the Corporation an aggregate of $26,000 and $291,750, respectively, for professional services rendered for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q during such period and the audit of the Corporation’s financial statements for such period.

Financial Information Systems and Design Implementation Fees

For the year ended December 31, 2002, PricewaterhouseCoopers LLP did not bill the Corporation any fees for financial information systems and design implementation.

All Other Fees

For the year ended December 31, 2002, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $428,623 for all other services not described above under the captions “Audit Fees” and “Financial Information Systems and Design Implementation Fees.”

Report of the Audit Committee

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Corporation’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors provision of information technology services and other non-audit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie — Chair

Eugene P. Conese, Jr.

Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Corporation’s cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/ Defense Industry Peer Group for the periods indicated. The graph is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative

Total Return Among Ducommun Incorporated,

Russell 2000 Index and

Aerospace/ Defense Industry Peer Group(1)

(1)	The Aerospace/ Defense Industry Peer Group used in the Performance Graph in 1998 consisted of: AAR Corp., EDO Corporation, Hexcel Corporation, Hi-Shear Industries, Inc., Moog Inc., Nichols Research Corporation, Sparton Corp., TransTechnology Corporation, United Industrial Corp., Watkins-Johnson Company and Wyman-Gordon Company. Since 1998, several of these companies have been acquired or liquidated, and their performance has been omitted from the Aerospace/ Defense Industry Peer Group performance results since the year of acquisition: Nichols Research Corporation and Wyman-Gordon Company in 1999, Watkins-Johnson Company in 2000, and Hi-Shear Industries, Inc. in 2001.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2002, describing the Corporation’s operations and including audited financial statements and information about the Executive Officers of the Company, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 111 West Ocean Boulevard, Suite 900, Long Beach, California 90802-7901, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 111 West Ocean Boulevard, Suite 900, Long Beach, California 90802-7901, Attn: James S. Heiser, Secretary, or by telephone at (562) 624-0800. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT ACCOUNTANTS

The Corporation’s independent accountants for the current fiscal year, as well as for the fiscal year ended December 31, 2002, are PricewaterhouseCoopers LLP. A representative of such firm will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such proposals must be submitted to the Secretary of the Corporation in writing no later than November 27, 2003 and comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2004 proxy materials.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser
Secretary

Long Beach, California

March 28, 2003

APPENDIX A

DUCOMMUN INCORPORATED

AUDIT COMMITTEE CHARTER

1.    Members.    The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange (“NYSE”) definition of “independence.”

Each member of the Company’s Audit Committee must be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the NYSE Rules.

2.    Purposes, Duties and Responsibilities.    The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Specifically, the Audit Committee shall:

(a)    Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

(b)    Review and discuss with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the outside auditors with respect to interim periods.

(c)    Review and discuss the written statement from the outside auditor, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor.

(d)    Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles.

(e)    Review with management and the independent auditor the results of significant matters identified as a result of the independent auditor’s interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee chairperson may perform this responsibility on behalf of the Audit Committee.

(f)    Recommend to the Board of Directors whether, based on the review and discussions described in paragraphs (b) through (e) above, the financial statements should be included in the Annual Report on Form 10-K.

(g)    Review and discuss with management and the outside auditors: (1) any material financial or nonfinancial arrangements of the Company which do not appear on the financial statements of the Company, and (2) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

(h)    Review and discuss with management, the outside auditors and the head of internal audit (if any) the adequacy of the Company’s internal controls and internal audit procedures.

A-1

(i)    Review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

(j)    Review material pending legal proceedings involving the Company and other contingent liabilities.

(k)    Review the appropriateness of the Audit Committee Charter on an annual basis.

3.    Meetings.    The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally five times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the outside auditors and head of internal audit (if any) at least annually. The Audit Committee may create subcommittees that shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

4.    Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

5.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain Outside Advisors to assist it in the conduct of any investigation.

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DUCOMMUN INCORPORATED
PROXY
111 WEST OCEAN BOULEVARD—LONG BEACH, CALIFORNIA 90802 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2003

The undersigned hereby appoints JAMES S. HEISER and SAMUEL D. WILLIAMS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 17, 2003, at the Annual Meeting of Shareholders to be held on May 7, 2003, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON OTHER SIDE)

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

					Mark Here for Address Change or Comments	☐

		FOR	WITHHELD FOR ALL
1. ELECTION OF DIRECTORS		☐	☐	2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Nominees:	01	Joseph C. Berenato
	02	Eugene P. Conese, Jr.,
	03	Ralph D. Crosby, Jr.
	04	Robert D. Paulson

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below). _________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Signature(s) ____________________________________________________________________ Dated: _____________ , 2003

Please sign exactly as the name appears below. When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é